Exhibit 10.1
Execution Version

Portions of this Exhibit have been redacted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

NON-EXCLUSIVE SUBLICENSE AGREEMENT
This Non-Exclusive Sublicense Agreement (“Agreement”) is entered into as of this 5th day of May, 2019 (“Effective Date”) by and between Dyadic International Inc., a Delaware corporation having its principal office at 140 Intracoastal Pointe Drive, Suite 404, Jupiter, Florida 33477 (“Sublicensor”), and Alphazyme LLC a Delaware limited liability company having its principal office at 225 Chimney Corner Lane, Suite 3021, Jupiter, Florida 33458 (“Sublicensee”).

R E C I T A L S
WHEREAS, Sublicensor is a party to that certain Pharma License Agreement with Danisco US, Inc., a true and complete copy of which is attached hereto as Exhibit A (Sections 3.2, 3.3 and 3.4 of which having been redacted) (“License Agreement”);
WHEREAS, under the License Agreement, Sublicensor owns and/or is entitled subject to the restrictions outlined in the License Agreement to grant Sublicense rights with respect to certain Sublicense IP (as defined below); and
WHEREAS, Sublicensor desires to sublicense the Sublicense IP to Sublicensee to the fullest extent of Sublicensor’s right to do so under the License Agreement, and Sublicensee desires to accept such a sublicense, in each case subject to the terms and conditions of the License Agreement and as set forth herein,
NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	DEFINITIONS
The terms “Agreement,” “Effective Date,” “Sublicensor,” “Sublicensee” and “License Agreement” are as defined above. Certain additional terms set forth below are defined as follows. Capitalized terms not defined in this Agreement shall have the meaning ascribed thereto in the License Agreement.
1.1    “Condition Precedent” shall have the meaning ascribed thereto in Section 2.3.
1.2    “Exclusivity Period” shall have the meaning ascribed thereto in Section 2.1.

Exhibit 10.1
Execution Version

1.3    “Field of Use” shall mean the research, development, manufacture, use, sale and other commercialization of Pharmaceutical Products which are used as reagents to catalyze a chemical reaction to detect, measure, or be used as a process intermediate to produce a nucleic acid as a therapeutic or diagnostic agent.  For the avoidance of doubt, the Field of Use shall exclude rights to produce (i) active pharmaceutical ingredients (APIs) and bulk biological drug substances intended or used for the treatment, diagnosis or prophylaxis of any disease or medical condition in a human or any other animal, (ii) enzymes used for biotransformation in the production of enzymes and proteins as an active pharmaceutical ingredient or active moiety intended or used for the treatment, diagnosis or prophylaxis of any disease or medical condition in a human or any other animal.

1.4    “Royalties” shall have the meaning ascribed thereto in Section 4.3.
1.5    “Sublicense IP” shall mean, collectively, the C1 Strain, Dyadic Materials, the Dyadic Patents, the Genetic Tools, the Dyadic Know-How, and the Danisco Patents, in each case, to the fullest extent that Sublicensor is entitled to grant rights to Sublicensee under the License Agreement subject to the restrictions outlined in this Agreement.
1.6    “Sublicensee Developments” shall have the meaning ascribed thereto in Section 2.5.
1.7    “Units” shall have the meaning ascribed thereto in Section 4.1(a).
1.8    “Valid Claim” shall mean an issued and unexpired claim or a pending claim that has been pending for no more than three (3) years from the earliest date to which such claim is reasonably entitled to make a claim of priority within the patent rights included in the Sublicense IP, which such claim that shall not have been irretrievably withdrawn, cancelled, or disclaimed, nor been held invalid or unenforceable by a court or other appropriate agency of competent jurisdiction in an unappealable decision.

2.	SUBLICENSE
2.1    Grant of Rights. Subject to the terms of this Agreement and the License Agreement, and following the satisfaction of the Condition Precedent as set forth in Section 2.3, Sublicensor shall grant and hereby grants to Sublicensee, and Sublicensee shall accept and hereby accepts from Sublicensor, the worldwide, perpetual (unless earlier terminated) Sublicense, during the term of this Agreement: (a) to make, have made, use, sell, offer to sell, export and import Pharmaceutical Products in the Field of Use; and (b) to clone, express and optimize genes within the C1 Strains and otherwise manipulate the C1 Strains in order to research, develop, make, have made, use, sell, offer to sell, export and import Pharmaceutical Products in the Field of Use. The aforesaid Sublicense shall be exclusive to Sublicensee (even as to Sublicensor) during the eighteen (18) month period beginning on the date upon which the Condition Precedent is satisfied, as may be extended under Section 2.2 (the “Exclusivity Period”). Following the Exclusivity Period, the aforesaid Sublicense shall be nonexclusive.

Exhibit 10.1
Execution Version

2.2    Option to Extend Exclusivity Period. At any time prior to expiration of the Exclusivity Period, Sublicensee may elect to extend the Exclusivity Period for an additional twelve (12) months by providing written notice to Sublicensor. Promptly thereafter, Sublicensee shall issue to Sublicensor the Additional Units set forth in Section 4.1(b).
2.3    Condition Precedent. Unless agreed to otherwise by the parties in writing, the Sublicense set forth in Section 2.1 shall become effective upon satisfaction of the following (“Condition Precedent”): the execution of this Agreement and the issuance by Sublicensee to Sublicensor of the Units set forth in Section 4.1(a).
2.4    Further Sublicensing.
(a)    This Agreement shall not be further sublicensed except that, as applicable, the C1 Strains the Dyadic Know-How, the Dyadic Materials, Dyadic Patents, the Genetic Tools and the Danisco Patents may be further sublicensed to the extent necessary to Third Parties having no economic interest in the Pharmaceutical Product under development to provide contract research services or contract manufacturing services for Sublicensee to exercise its ‘have made’ rights or, with respect to a Pharmaceutical Product in the Field of Use, to grant limited sublicenses within multiple tiers of Sublicensee Affiliates or Third Parties solely to permit manufacturing, distributing or marketing such Pharmaceutical Product within the Field of Use on behalf of Sublicensee under terms no less restrictive than the terms set forth in Section 2.2 of the License Agreement.
(b)    Notwithstanding the provisions of Section 2.4(a), Sublicensor may prohibit the transfer by Sublicensee of C1 Strains for development and/or manufacturing purposes to countries and/or Third Parties that Sublicensor reasonably believes in its sole discretion may present a legitimate risk of intellectual property theft. Sublicensee shall provide at least sixty (60) days’ written notice to Sublicensor in the event that Sublicensee plans to transfer any C1 Strains for research services or contract manufacturing purposes outside of the United States and/or to any Third Party that is not a wholly-owned Affiliate of Sublicensee within the United States. Sublicensor may exercise its right to prohibit such transfer in its sole discretion by written notice to Sublicensee within thirty (30) days of receipt of Sublicensee’s notice. In the absence of such written notice from Sublicensor within such thirty (30)-day period, Sublicensor shall be deemed to have consented to the proposed transfer.
2.5    Developments. The rights of the parties and Danisco to any inventions, Improvements, Know-How or other intellectual property of any kind whatsoever developed by or on behalf of Sublicensee, whether (a) during the term of this Agreement or (b) in the course of the Testing Research as set forth in Section 7.1 and conducted by Sublicensee prior thereto (collectively, “Sublicensee Developments”), in either case, shall be as set forth in Section 2.3 of the License Agreement; provided, however, that that any Sublicensee Developments relating solely to compositions comprised of a C1 Strain and a target gene specified by Sublicensee within the Field of Use shall be owned and controlled exclusively by Sublicensee, and neither Sublicensor nor Danisco shall have any right therein or thereto, other than such rights outlined in the License Agreement, whether by implication, estoppel or otherwise.

Exhibit 10.1
Execution Version

2.6    Acknowledgement of License Agreement. Sublicensee acknowledges that it has read the Pharma License Agreement entered into between Danisco US Inc. and Dyadic International Inc. and agrees to be bound by the provisions of such License Agreement as if it were a party to such License Agreement. For the avoidance of doubt, this includes but not limited to the provisions of Section 10.7 regarding resolution of disputes.

3.	REPRESENTATIONS AND WARRANTIES; COVENANTS; LIMITATION OF LIABILITY
3.1    Rights to Sublicense IP. Sublicensor represents and warrants to Sublicensee that: (a) subject to the terms & conditions of the License Agreement it has the right to grant the Sublicense in this Agreement, (b) it has not granted Sublicenses to the Sublicense IP to any other party in a manner that would restrict the rights granted hereunder, (c) there are no claims, judgments or settlements to be paid by Sublicensor with respect the Sublicense IP or pending claims or litigation relating to the Sublicense IP, and (d) it is not aware that any additional rights or licenses, other than those outlined in the License Agreement, which are necessary for Sublicensee to exercise its licensed rights granted by Sublicensor under this Agreement.
3.2    General. Each party to this Agreement represents and warrants to the other that: (a) it is duly organized and validly existing under the Law of the jurisdiction of its incorporation or formation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof; (b) it is qualified to do business and is in good standing in each jurisdiction in which it conducts business; (c) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action; (d) this Agreement is legally binding upon it and enforceable in accordance with its terms and the execution; (e) delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material Law; and (f) it is not aware of any action, suit or inquiry or investigation instituted by any Person which questions or threatens the validity of this Agreement.
3.3    Amendment to License Agreement. Sublicensor covenants that it shall not amend, modify, waive or terminate any aspect of the License Agreement or rights available thereunder in a manner that may impact Sublicensee without Sublicensee’s prior written consent, other than for a breach of the License Agreement or the Sublicense Agreement by Sublicensee, or for reasons outlined in 6.2 (a) below, such consent not to be unreasonably withheld.
3.4    Limitation of Liability. EXCEPT AS OTHERWISE PROVIDED BY THE LICENSE AGREEMENT AND/OR THIS AGREEMENT, NEITHER SUBLICENSOR NOR SUBLICENSEE NOR ANY OF THEIR RESPECTIVE AFFILIATES WILL BE LIABLE FOR SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF THE PERFORMANCE OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT, EXCEPT TO THE EXTENT SUCH DAMAGES ARE PAYABLE IN CONNECTION WITH A THIRD PARTY CLAIM. NEITHER PARTY TO THIS AGREEMENT SHALL HAVE ANY LIABILITY TO THE OTHER PARTY FOR ANY

Exhibit 10.1
Execution Version

DIRECT, SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE.

4.	CONSIDERATION
In consideration of the execution and delivery by Sublicensor of this Agreement, Sublicensee agrees as follows:
4.1    Equity.
(a)    Equity Grant. Upon completion of the technology transfer set forth in Section 7.2, Sublicensee shall promptly issue to Sublicensor that number of Sublicensee’s Class A membership units, which shall be in a voting class of units (“Units”), as is equal, in the aggregate, to 7.5% of the outstanding units of Sublicensee on a Fully Diluted Basis (as defined hereafter) on the date of issuance, subject to execution of, and the terms set forth in, the Unit Issuance Agreement in the form attached hereto as Exhibit B (“Unit Issuance Agreement”). For the purposes of this Agreement, “Fully Diluted Basis” shall include all classes of the issued and outstanding units of Sublicensee, plus preferred units (calculated on an as-converted basis), plus any then issued and outstanding options and warrants to purchase units (calculated on an as-exercised, as converted basis), plus any unissued but reserved units for future issuance as options or incentive grants under Sublicensee’s equity incentive plan.
(b) Additional Equity Grant. Following delivery of the written notice set forth in Section 2.2, Sublicensee shall promptly issue to Sublicensor that number of Sublicensee’s Class A membership units, which shall be in a voting class of units (“Additional Units”), as is then equal, in the aggregate, to 2.5% of the outstanding units of Sublicensee on a Fully Diluted Basis (as defined hereafter), subject to execution of, and the terms set forth in, a second Unit Issuance Agreement.
4.2    Milestone Fees. Upon the first commercial sale of each of the first seven (7) Pharmaceutical Products, Sublicensee shall pay to Sublicensor a one-time milestone equal to [***] for each such Pharmaceutical Product. Sublicensee may defer payment of such milestone(s) up to the date that is sixty (60) days after the close of Sublicensee’s fiscal year in which Sublicensee first records an accumulated [***] in EBITDA.
4.3    Royalties.
(a)    Running Royalties for Pharmaceutical Products. Sublicensee agrees to pay and shall pay to Sublicensor a running royalty (“Royalty”) of [***] of Net Sales of Pharmaceutical Products specifically derived from the C1 Strain to non-affiliated Third Parties, less any royalties or other payments that are due from Sublicensee to Danisco under the License Agreement. Such Royalty shall be payable to Sublicensor within forty-five (45) Business Days from the end of each calendar quarter by Sublicensee and a report regarding Net Sales shall be provided to Sublicensor.
(b) Duration of Royalty Obligations. The Royalty obligations of Sublicensee as to each Pharmaceutical Product shall terminate [***] from the date of issuance of this Sublicense.

Exhibit 10.1
Execution Version

4.4 Accounting and Financial Reporting.
(a) Quarterly Financials. The fiscal year of the Sublicensee is currently January 1st to December 31st. During the term of this Agreement, the Sublicensee will provide copies of its quarterly financial statements to the Sublicensor within 30 days after each fiscal quarter and 45 days after each year-end. The Sublicensee shall use commercially reasonable efforts to ensure that its accounting records shall be prepared in accordance with U.S. generally acceptable accounting principles, applied consistent with historical standards. The books and records and financial statements of the Sublicensee shall be kept in US Dollars.
(b) Audited Financials. In the case that the Sublicensor’s equity portion of Sublicensee’s gain or loss on an annual basis is anticipated to be more than $350,000, or an equivalent amount that is deemed to be material to the Sublicensor’s financial statements based on its independent auditors’ reasonable assessment, the Sublicensor shall have the right to request, upon reasonable written notice, the Sublicensee to provide audited annual financial statements and footnotes of the Sublicensee.
(c) Location of records. All records and supporting documents, including, but not limited to accounting books and records, invoices, cash books, inventory records, bank accounts and receipts shall be kept at the headquarters of the Sublicensee.
(d) Audit. Sublicensee, no more than once every twelve (12) months, shall permit an audit of its books and records by a national accounting firm designated by Sublicensor. Such accounting firm shall confirm the accuracy of any Royalty calculation and shall not disclose to Sublicensor any other information of Sublicensee other than the correct calculation of Net Sales and the amount of the Royalty payable to Sublicensor. In the event that such audit reveals an underpayment of any Royalty of more than one percent (1%), Sublicensee shall reimburse Sublicensor for the cost of such audit.

5.	PATENT PROSECUTION AND ENFORCEMENT OF INTELLECTUAL PROPERTY RIGHTS
5.1    Patent Prosecution. Sublicensor and Danisco, as applicable, shall retain full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind relating to any patent rights within the Sublicense IP, including, but not limited to, payment of all costs, fees and expenses related thereto, as further set forth in Article 4 of the License Agreement. Sublicensee shall retain full responsibility for the application, maintenance, reexamination, reissue, opposition and prosecution of any kind of patent rights that are Sublicensee Developments, except to the extent that any Sublicensee Developments are owned by or exclusively licensed to Sublicensor or Danisco under Section 2.3 of the License Agreement, in which case Sublicensor or Danisco, as applicable, shall be responsible for Prosecution thereof and all costs, fees and expenses related thereto. Dyadic and Danisco shall have the exclusive right to control, at its sole expense, the filing, registration, prosecution, maintenance, enforcement and defense (such as responding to oppositions, nullity actions, re-examinations, revocation actions and similar proceedings) including the right to refrain from filing or maintaining, any Patents or patent applications, covering an invention where ownership is allocated to the Licensed Party.

Exhibit 10.1
Execution Version

5.1 (a) Sublicensor and/or Danisco may at their sole discretion abandon certain claims, patents, patent applications or other intellectual property rights they may have at any time.
5.2    Enforcement. In accordance with the License Agreement Sublicensor and Danisco, as applicable, shall retain full responsibility for the enforcement of all intellectual property rights within the Sublicence IP, including, but not limited to, payment of all costs, fees and expenses related thereto, as further set forth in Article 4 of the License Agreement. Sublicensee shall retain full responsibility for enforcement of intellectual property rights that are Sublicensee Developments, except to the extent that any Sublicensee Developments are owned by or exclusively licensed to Sublicensor or Danisco under the License Agreement, in which case Sublicensor or Danisco, as applicable, shall be responsible for enforcement thereof and all costs, fees and expenses related thereto.

6.	TERM AND TERMINATION
6.1    Term. Subject to Section 9.2 of the License Agreement and Section 6.2 hereof, the term of this Agreement shall commence on the Effective Date and continue in full force and effect until the later of (a) the last Valid Claim licensed hereunder to expire or (b) seventeen (17) years and six (6) months from the Effective Date, at which point the rights granted hereunder shall be deemed fully paid-up and irrevocable.

6.2    Termination.
(a)    Sublicensee may terminate this Agreement for convenience at any time upon one hundred eighty (180) days’ written notice to Sublicensor.
(b) Either party shall have the right to terminate this Agreement on sixty (60) days’ written notice to the other party in the event of such other party’s material breach of any term or condition of the License Agreement or this Agreement, unless such other party cures such breach to the reasonable satisfaction of the party alleging such breach within the aforesaid sixty (60)-day period. The parties acknowledge that a material breach includes but is not limited to Sublicensee’s (i) nonpayment of outstanding invoices for services, milestones & royalties when due Sublicensor, and (ii) Sublicensee developing and/or selling C1 strains or products produced from such C1 strains that are for use outside the Field of Use or in violation of the License Agreement.
(c) This Agreement shall terminate automatically if Sublicensee shall enter into a liquidating bankruptcy, be adjudged insolvent, liquidate, dissolve and/or if the business of Sublicensee shall be placed in the hands of a receiver, assignee, or trustee, whether by voluntary act of Sublicensee or otherwise; provided, however, that if any such action is involuntary, termination shall not take place unless the action is not reversed within thirty (30) days.
6.3    Obligations Upon Termination. Upon any termination of this Agreement, nothing herein shall be construed to release any party from any liability for any obligation incurred through the effective date of termination or for any breach of this Agreement prior to the effective date of such termination. Sublicensee may, for a period of one (1) year after the effective date of such termination, sell all Pharmaceutical Products customarily classified as “inventory” that it has on

Exhibit 10.1
Execution Version

hand at the date of termination, subject to payment by of the applicable Royalties. Upon termination of this Agreement, other than as set forth in this Section 6.3, Sublicensee shall either return to Sublicensor or certify the destruction of all molecular tools, genetic elements, including but not limited to all C1 strains, progeny, derivatives or mutants thereof, protocols and any confidential information or proprietary materials supplied to it or generated by Sublicensee under this Agreement that remain in its possession.

7.	TESTING RESEARCH; TECHNOLOGY TRANSFER
7.1    Testing Research. Sublicensor and Sublicensee acknowledge and agree that, prior to the Effective Date, Sublicensee performed certain enzyme testing research utilizing enzymes identified by Sublicensee in the C1 Strain that were produced by or on behalf of Sublicensor and thereafter tested by Sublicensee against certain acceptance criteria (collectively, the “Testing Research”). Any data generated by or on behalf of Sublicensor in connection with the Testing Research shall be deemed Sublicensee Developments hereunder, provided that all data pertaining in any way to the C1 strain(s), genetic elements, glycan structures, protease activity, protocols and methods or otherwise related in any way to the C1 technology shall be the sole property of Sublicensor, BDI and VTT with only data solely related to the specific gene sequence provided by Sublicensee to Sublicensor being expressed within the Testing Research belonging to Sublicensee.
7.2    Technology Transfer. Upon signing of this agreement, Sublicensor shall transfer to Sublicensee those materials & methods specified in detail in Exhibit C. Any costs associated with the transfer of these materials and methods to Sublicensee shall be borne by Sublicensor, except for the cost of travel by Sublicensee to Sublicensor’s development partner VTT for training. If additional training is required from Sublicensor or Sublicensor’s development partner, over and above the training described as outlined in Exhibit C, whether by telephone, conference call or in person visits Sublicensee agrees to pay one-hundred-thirty ($130) US Dollars per hour, plus reasonable travel expenses incurred by Sublicensor or Sublicensor’s development partner employees, consultants and advisors. All billable time and travel must be approved in writing by Sublicensee prior to performance.

8.	INDEMNIFICATION
8.1    Indemnification by Sublicensee. Subject to Section 8.3 hereof, Sublicensee shall hold harmless, defend and indemnify Sublicensor, its Affiliates and each of their officers, directors, employees and agents (collectively, the “Sublicensee Indemnitees”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation, whether or not suit is filed) suffered or incurred by any of the Sublicensee Indemnitees in any action, suit, litigation, arbitration or dispute of any kind (“Action”) arising or resulting from any negligence or willful acts or omissions on the part of Sublicensee or its Affiliates in connection with (a) their exercise of their rights hereunder, or (b) their breach of this Agreement, except, in each case, to the extent such Action arose from Sublicensor’s negligence or willful misconduct.
8.2    Indemnification by Sublicensor. Subject to Section 8.3 hereof, Sublicensor shall hold harmless, defend and indemnify Sublicensee, its Affiliates and each of their officers, directors,

Exhibit 10.1
Execution Version

employees and agents (collectively, the “Sublicensor Indemnitees”) from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses and costs of investigation, whether or not suit is filed) suffered or incurred by any of the Sublicensor Indemnitees in any Action arising or resulting from any negligence or willful acts or omissions on the part of Sublicensor or its Affiliates in connection with (a) their performance of the Co-Development Project or exercise of their rights hereunder, or (b) their breach of this Agreement, except, in each case, to the extent such Action arose from Sublicensee’s negligence or willful misconduct.
8.3    Procedure. As a condition for either a Sublicensor Indemnitee or a Sublicensee Indemnitee to receive indemnification under this Agreement, it shall: (a) promptly deliver notice in writing (a “Claim Notice”) to the party from whom it seeks an indemnification as soon as it becomes aware of a claim or suit for which indemnification may be sought (provided that the failure to give a Claim Notice promptly shall not prejudice the rights of the applicable Sublicensor Indemnitee or Sublicensee Indemnitee except to the extent that the failure to give prompt notice materially adversely affects the ability of the indemnifying party to defend the claim or suit); (b) cooperate with the indemnifying party in the defense of such claim or suit; and (c) if the indemnifying party confirms in writing to the Sublicensor Indemnitee or Sublicensee Indemnitee its intention to defend such claim or suit within ten (10) days after receipt of the Claim Notice, permit the indemnifying party to control the defense of such claim or suit, including without limitation the right to select defense counsel; provided that, if the indemnifying party fails to (i) provide such confirmation in writing within such ten (10) day period or (ii) after providing such confirmation, diligently and reasonably defend such suit or claim at any time, the indemnifying party’s right to defend the claim or suit shall terminate immediately and the Sublicensor Indemnitee or Sublicensee Indemnitee may assume the defense of such claim or suit at the sole expense of the indemnifying party but may not settle or compromise such claim or suit without the consent of the indemnifying party, not to be unreasonably withheld or delayed. In no event, however, may the indemnifying party compromise or settle any claim or suit in a manner which admits fault or negligence on the part of any Sublicensor Indemnitee or Sublicensee Indemnitee or that otherwise materially affects such Sublicensor Indemnitee or Sublicensee Indemnitee’s rights under this Agreement or otherwise, or requires any payment by a Sublicensor Indemnitee or Sublicensee Indemnitee without the prior written consent of such Sublicensor Indemnitee or Sublicensee Indemnitee. Except as expressly provided above, the indemnifying party will have no indemnity liability under this Agreement with respect to claims or suits settled or compromised without its prior written consent.

9.	CONFIDENTIALITY
9.1    Confidentiality Obligations. Each party to this Agreement agrees that for seven (7) years after the termination or expiration of this Agreement, all confidential information disclosed under this Agreement shall be maintained in strict confidence by the receiving party, and shall not be used by the receiving party for any purpose other than the purposes expressly permitted by this Agreement, and shall not be disclosed by the receiving party to any Third Party except to permitted Third Parties such as contract research and/or manufacturing entities which have agreed in writing to obligations of confidentiality and non-use consistent with the obligations of the parties under this Agreement.

Exhibit 10.1
Execution Version

9.2     Permitted Usage. Each party to this Agreement may use and disclose confidential information of the other party as follows: (a) under appropriate confidentiality provisions no less restrictive than those in this Agreement, in connection with the performance of its obligations or exercise of rights granted to such party in this Agreement, including, without limitation to Third Parties providing contract research services or contract manufacturing services on behalf of Sublicensee as permitted in Section 2.4 of this Agreement, and in accordance with the terms & conditions of the License Agreement; (b) in connection with the filing for, prosecution, maintenance and enforcement of Patents where ownership of the invention to which such Patent relates is assigned to such party in accordance with this Agreement, and in accordance with the terms & conditions of the License Agreement; (c) in connection with prosecuting or defending litigation, complying with applicable governmental regulations, filing for, obtaining and maintaining regulatory approvals, or as otherwise required by Law or as permitted by this Agreement, and in accordance with the terms & conditions of the License Agreement; (d) in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis who, prior to such disclosure, have agreed in writing to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 10; provided, however, that the receiving party shall remain responsible for any failure by any Person who receives confidential information pursuant to this Section 9.2 to treat such confidential information as required under this Section 10; or (e) to the extent mutually agreed to by the parties hereto in writing.
9.3     Confidential Terms. Except as provided herein, each of the parties hereto agrees not to disclose to any Third Party the terms and conditions of this Agreement without the prior approval of the other party. Notwithstanding the foregoing, a party may disclose the terms of this Agreement in confidence to its Affiliates or to VTT and/or BDI Pharma in connection with the performance of this Agreement and solely on a need-to-know basis; or in confidence to potential or actual investment bankers, advisors (including without limitation financial advisors and accountants), investors, lenders, acquirers, merger partners, or other potential financial or strategic partners, and their attorneys and agents) on a need to know basis who, prior to such disclosure, have agreed in writing to be bound by obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Section 10; provided, however, that the receiving party shall remain responsible for any failure by any Person who receives confidential information pursuant to this Section 9.3 to treat such confidential information as required under this Section 9. In addition, a party may disclose the existence (but not the terms and conditions) of this Agreement to Third Parties, subject to Section 9.5.
9.4     Exceptions for Applicable Law or Regulation. Notwithstanding anything to the contrary in this Section 10, a party may disclose any confidential information of the other party or the terms of this Agreement that is required to be disclosed under Law (including, without limitation, the requirements of securities filings); provided that, except where impracticable, such party shall give the other party reasonable advance notice of such disclosure requirement (which shall include a copy of any applicable subpoena or order) and shall afford the other party a reasonable opportunity to oppose, limit or secure confidential treatment for such required disclosure. In the event of any such required disclosure, a party shall disclose only that portion of the confidential information of

Exhibit 10.1
Execution Version

the other party that is required by Law to be disclosed and, in the event a protective order is obtained by the other party, nothing in this Section 9 shall be construed to authorize the party that is subject to the disclosure requirement to use or disclose any confidential information of the other party to any Person other than as required by Law or beyond the scope of the protective order. Notwithstanding the foregoing, after notice to the other Party and after appropriate consideration of any objection from such other Party, each Party shall be free to make all such disclosures as is necessary not to be in violation of any applicable law, regulation, order, or other similar requirement of any governmental, regulatory, or supervisory authority or any applicable rules and regulations of any securities exchange without the prior written consent of the party named.
9.5     Public Announcements. Except to the extent required by Law, no party shall make any public announcement concerning this Agreement or the terms hereof without the prior written consent of the other party, such consent not to be unreasonably withheld or delayed. Once such consent has been given, the party as to whom consent has been given shall be free to make public announcements or disclosures substantially similar to that already approved by the other party. Notwithstanding the foregoing, each Party shall be free to make all such disclosures as is necessary not to be in violation of any applicable law, regulation, order, or other similar requirement of any governmental, regulatory, or supervisory authority or any applicable rules and regulations of any securities exchange without the prior written consent of the party named.
9.6    Remedies. Both parties acknowledge and agree that it would be difficult to measure damages for breach by either party of the covenants set forth in this Section 9, and that injury from any such breach would be incalculable, and that money damages would therefore be an inadequate remedy for any such breach. Accordingly, either party shall be entitled, in addition to all other remedies available hereunder or under law or equity, to injunctive or such other equitable relief as a court may deem appropriate to restrain or remedy any breach of such covenants.

10.	GENERAL
10.1    Entire Agreement of the Parties; Amendments. This Agreement, together with the License Agreement, constitutes and contains the entire understanding and agreement of the parties respecting the subject matter hereof and cancels and supersedes any and all prior and contemporaneous negotiations, correspondence, understandings, and agreements between the parties, whether oral or written, regarding such subject matter. No waiver, modification, amendment or alteration of any provision of this Agreement will be valid or effective unless made in writing and signed by each of the parties.
10.2     Further Actions. Each party agrees to execute, acknowledge, and deliver such further instruments and to do all such other acts as may be necessary or appropriate in order to carry out the express provisions of this Agreement, and in accordance with the terms & conditions of the License Agreement.
10.3     Assignments. Neither this Agreement nor any interest hereunder may be assigned, nor any other obligation delegated, by a party without the prior written consent of the other party; provided, however, that a party shall have the right to assign this Agreement without consent of the other party to an Affiliate of the assigning party provided or to any successor in interest to the

Exhibit 10.1
Execution Version

assigning party by operation of law, merger, consolidation, or other business reorganization or the sale of all or substantially all of its assets relating to the subject matter of this Agreement. This Agreement shall be binding upon successors and permitted assigns of the parties. Any assignment not in accordance with this Section 10.3 will be null and void. Notwithstanding any assignment or transfer by operation of law, merger, consolidation or otherwise, the assigning party shall remain primarily liable for any breaches of the assignee under this Agreement.
10.4     Performance by Affiliates. The parties recognize that each may perform some or all of its obligations under this Agreement through wholly owned Affiliates or may exercise some or all of its rights under this Agreement through wholly owned Affiliates; provided, however, that each party shall remain responsible and be guarantor of the performance by such Affiliates and shall cause such Affiliates to comply with the provisions of this Agreement in connection with such performance. Each party will prohibit all of its Affiliates from taking any action that such party is prohibited from taking under this Agreement as if such Affiliates were parties to this Agreement.
10.5     Relationship of the Parties. The parties shall perform their obligations under this Agreement as independent contractors and nothing in this Agreement is intended or will be deemed to constitute a partnership, agency or employer-employee relationship between the parties. Neither party will have any right, power or authority to assume, create, or incur any expense, liability, or obligation, express or implied, on behalf of the other.
10.6     Notices. Any notice, request, delivery, approval or consent required or permitted to be given under this Agreement will be in writing and will be deemed to have been sufficiently given if delivered in person, transmitted by facsimile (receipt verified) or by express courier service (signature required) or five (5) days after it was sent by registered letter, return receipt requested (or its equivalent) to the party to which it is directed at its address or facsimile number shown below or such other address or facsimile number as such Party will have last given by notice to the other party.
If to Sublicensor:
Dyadic International, Inc.
140 Intracoastal Pointe Drive, Suite 404
Jupiter, FL 33477-5094
Attention: Mark Emalfarb
Fax: 561 743 8343
Email: memalfarb@dyadic.com
With a copy to:
Cahill, Gordon & Rekindle
80 Pine Street
New York, New York, 10005
Attention: Michael Weiss, Esq.
Fax: 212-269-5420

Exhibit 10.1
Execution Version

If to Sublicensee:
Alphazyme LLC
225 Chimney Corner Lane
Suite 3021
Jupiter, FL 33458
Attention: Chris Benoit
Email: chris.benoit@alpha-zyme.com

With a copy to:
Nixon Peabody LLP
900 Elm Street
Manchester, NH 03101-2031
Attention: Philip B. Taub, Esq.
Fax: 866-947-1261
10.7     Governing Law; Dispute Resolution.
(a) The rights and obligations of the parties under this Agreement shall be governed, and shall be interpreted, construed, and enforced, in all respects by the Law of the State of Delaware without giving effect to any conflict of Law rule that would result in the application of the Law of any jurisdiction other than the internal Law of the State of Delaware to the rights and duties of the parties.
(b) If the parties are unable to resolve any dispute between them arising out of this Agreement, either party, by written notice to the other, may have such dispute referred to the Chief Executive Officers of the parties, for attempted resolution by good faith negotiations within fifteen (15) days after such notice is received.
(c) If parties do not agree upon a resolution of the dispute, the parties agree that any dispute that remains unresolved rising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the International Institute for Conflict Prevention and Resolution (“CPR”) Rules for Administered Arbitration (the “Administered Rules” or “Rules”) by three arbitrators, of whom each party to the dispute shall designate one, with the third arbitrator to be designated by the two party-appointed arbitrators. The arbitration shall be governed by the Federal Arbitration Act, 9 USC §§ 1 et seq., and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of the arbitration shall be New York, New York and shall be conducted in accordance with the requirements of CPR’s Appeal Procedure. An appeal may be taken under the CPR Arbitration Appeal Procedure from any final award of an arbitral panel in any arbitration arising out of or related to this agreement that is conducted in accordance with the requirements of such Appeal Procedure. Unless otherwise agreed by the parties and the appeal tribunal, the appeal shall be conducted at the place of the original arbitration.

Exhibit 10.1
Execution Version

(d) The parties agree that money damages alone will be inadequate to compensate for any breach of this Agreement and that injunctive relief will be awarded to the extent necessary to restrain any party from using any Sublicense IP outside of the Field of Use or violating the provisions of Section 9.
10.8     Captions. The captions to this Agreement are for convenience only and are to be of no force or effect in construing or interpreting any of the provisions of this Agreement.
10.9     Waiver. A waiver by a party of any of the terms and conditions of this Agreement in any instance will not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations, and agreements contained in this Agreement will be cumulative and none of them will be in limitation of any other remedy, right, undertaking, obligation, or agreement of either party.
10.10     Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Law, but, if any provision of this Agreement is held to be prohibited by or invalid under Law, such provision will be ineffective but only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or of this Agreement. The parties will make a good faith effort to replace the invalid or unenforceable provision with a valid one which in its economic effect is most consistent with the invalid or unenforceable provision.
10.11     Force Majeure. No liability shall result from a force majeure event or any delay in performance or nonperformance, directly or indirectly caused by circumstances beyond the control of the Party affected, including, but not limited to, act of God, fire, explosion, flood, war, utility failure, order of any court, act or inaction of or by any local or national government or agency, accident, labor strike, pandemic, death, termination or resignation of key employees, inability to obtain material, failure of equipment transportation, or failure of usual transportation mode.
10.12     Counterparts. This Agreement may be executed simultaneously in counterparts, any one of which need not contain the signature of more than one Person but all such counterparts taken together will constitute one and the same agreement.
10.13     Rules of Construction.
(a) When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or a Schedule to this Agreement unless otherwise indicated.
(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(c) The Parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by

Exhibit 10.1
Execution Version

the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
10.14    Compliance with Laws. Each party shall comply with all applicable federal, state and local laws and regulations in connection with its activities pursuant to this Agreement.
10.15    Survival. The following sections shall survive any expiration or earlier termination of this Agreement: 3.3, 3.4, 5, 6.3, 8, 9 and 10.
10.16    Third Party Beneficiary. Sublicensee agrees that Danisco US Inc. or any authorized assignee of Danisco US Inc. is an intended third party beneficiary to any Sublicense Agreement and shall be entitled to enforce the terms of this Agreement directly against Sublicensee.

[signature page follows]
IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement as of the date first above written.

DYADIC INTERNATIONAL, INC.	ALPHAZYME LLC
By: /s/Mark Emalfarb	By: /s/Christopher Benoit
Name: Mark Emalfarb	Name: Christopher Benoit
Its: CEO	Its: CEO, Founder
Date: May 5, 2019	Date: May 5, 2019

Exhibit 10.1
Execution Version

Exhibit A
Pharma License Agreement (Sections 3.2, 3.3 and 3.4 redacted)

[see attached]

Exhibit B
ALPHAZYME LLC
UNIT ISSUANCE AGREEMENT

May 5th, 2019
Alphazyme LLC
225 Chimney Corner Lane
Suite 3021
Jupiter, Florida 33458

This UNIT ISSUANCE AGREEMENT (this “Agreement”) is entered into by and among Alphazyme LLC, a Delaware limited liability company (the “Company”) and Dyadic International Inc., a Delaware corporation (the “Dyadic”) in connection with the issuance of Class A Units in the Company (the “Units”) to Dyadic pursuant to the Non-Exclusive Sublicense Agreement, dated May 5th, 2019 by and between the Company and Dyadic (the “Sublicense Agreement”) and admission of Dyadic as a member of the Company pursuant to the Limited Liability Company Agreement of the Company, as the same may be amended, restated or modified from time to time in accordance with its terms (the “Operating Agreement”).

In connection with the execution of this Agreement and to induce the Company to admit Dyadic as a member, the parties hereto hereby represent, warrant and agree as follows:

1.     Subject to the vesting requirements set forth in the Operating Agreement and upon completion of the technology transfer set forth in Section 7.2 of the Sublicense Agreement, the Company shall promptly issue to Dyadic that number of Company’s Class A membership units, as is equal, in the aggregate, to 7.5% of the outstanding units of Company on a fully diluted basis as of the date of such issuance.

2.    Dyadic has thoroughly read and understands this Agreement and the Operating Agreement. Dyadic hereby irrevocably agrees to become a member of the Company on the terms and conditions set forth in the Operating Agreement. Capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Operating Agreement.

3.    Dyadic is an Accredited Investor as such term is defined in Regulation D, Rule 501(a) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). Dyadic is an entity in which all the equity owners are Accredited Investors.

4.    Dyadic is sufficiently experienced in financial and business matters to be capable of evaluating the risk of investment in the Company and to make an informed decision relating thereto. Dyadic has the financial capability for making the investment, can afford a complete loss of the investment, and the investment is a suitable one for Dyadic.

Exhibit 10.1
Execution Version

5.    Dyadic understands that this Agreement, the Sublicense Agreement and the Operating Agreement do not contain a complete list of risks involved in an investment in the Company. Both Dyadic’s advisors and Dyadic have had the opportunity to ask questions of and receive answers from representatives of the Company or persons acting on its behalf concerning the terms and conditions of a proposed investment in the Company, and Dyadic’s advisors and Dyadic have also had the opportunity to obtain additional information necessary to verify the accuracy of information furnished about the Company. Accordingly, Dyadic has independently evaluated the risks of acquiring the Units.

6.    Dyadic fully understands that the Company has no financial or operating history and that the Units are a speculative investment which involve a high degree of risk of loss of the entire investment. Dyadic is familiar with the general risks of investment in entities with no or limited operating history. Dyadic understands that the Company is subject to all of such risks. Dyadic fully understands the nature of the risks involved in acquiring the Units and Dyadic is qualified by Dyadic’s knowledge and experience to evaluate investments of this type.

7.    In addition to such risks, Dyadic has considered fully the risks regarding investment in the Company and the Units.

8.    Dyadic is aware of Dyadic’s inability to liquidate Dyadic’s investment readily in case of an emergency and the fact that the Units being purchased may have to be held for an indefinite period of time. Dyadic’s overall commitment to investments that are not readily marketable is not excessive in view of Dyadic’s net worth and financial circumstances and the purchase of the Units will not cause such commitment to become excessive. In view of such facts, Dyadic acknowledges that Dyadic has adequate means of providing for Dyadic’s current needs, anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Units. Dyadic is able to bear the economic risk of this investment.

9.    Dyadic:

(a)     is acquiring the Units for Dyadic’s own account for the purpose of investment and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

(b)    understands that the Units constitute and will constitute “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act and have not been and will not be registered under the Securities Act, and the resale provisions of Rule 144, which permit the resale, subject to the satisfaction of specified minimum holding periods and other terms and conditions, of “restricted securities,” may not apply to the Units because the Company is not required to file, and does not file, current reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); there is no publicly available information concerning the Company substantially equivalent to that which would be available if the Company were required to file such reports; the Company does not intend to become a reporting company under the Exchange Act and the Company has no obligation to Dyadic to do so; there are substantial restrictions on the transferability of the Company’s Units; the Company’s Units are not, and Dyadic has no right to

Exhibit 10.1
Execution Version

require the Company’s Units to be, registered under the Securities Act; there will be no public market for the Company’s Units; the Company’s Units cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available, and the Company has received such documents and agreements from Dyadic and the transferee as the Company reasonably requests at such time.

(c)    understands that the Company has not been registered under the Investment Company Act.

(d)    understands that the Manager is not registered as an investment adviser with the SEC or any other securities authorities and does not currently have any plans to register. As a result, investors in the Company are not protected by any regulatory supervision or inspections by any regulatory agencies, and the Manager is not required to observe certain restrictions and requirements that would be applicable to registered investment advisers.

10.    Dyadic understands that neither the SEC nor the Commissioner or Department of Securities or Attorney General of any state has passed judgment upon the merits or qualifications of, nor recommended nor approved, the Units. Any representation to the contrary is a criminal offense.

11.    Dyadic further understands that the Units represented hereby is subject to restrictions on transfers contained in the Operating Agreement, including, without limitation, a right of first refusal in favor of the Company and its other members.

12.    This Agreement when executed by Dyadic constitutes Dyadic’s valid and binding obligation and Dyadic has taken no action in connection therewith which could subject the Company to any valid claim for any commission, fee or other compensation to a finder or broker. The execution and performance hereof violates no order, judgment, injunction, agreement or controlling document to which Dyadic is a party or by which Dyadic is bound. Dyadic (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it has been formed; (ii) has the right and power under its organizational instruments to execute, deliver and perform its obligations hereunder; (iii) this Agreement has been duly authorized by all necessary action on the part of all officers, directors, managers and partners, stockholders, members and trustees and will not violate any agreement to which Dyadic is a party; and (iv) the individual executing and delivering this Agreement has the requisite right, power, capacity and authority to do so on behalf of the organization.

13.    Dyadic acknowledges that the Company will seek to comply at all times with applicable anti-money laundering laws and that it is the Company’s policy to cooperate fully with law enforcement agencies. To assist the Company in its efforts to comply with anti-money laundering laws, Dyadic represents that none of the capital contributions to be made by Dyadic to the Company will be derived from or related to any activity that is deemed criminal under United States laws, rules or regulations. Dyadic understands and agrees that the Company may undertake any actions that the Company deems necessary or appropriate to ensure compliance with applicable laws, rules and regulations, including, without limitation, redeeming Dyadic’s investment in the

Exhibit 10.1
Execution Version

Company in the event that the foregoing representation by Dyadic is incorrect or in the event that, for any other reason, Dyadic’s investment in the Company violates any law, rule or regulation. Dyadic also understands and agrees that the Company may release confidential information about Dyadic and, if applicable, any underlying beneficial owners of Dyadic, to law enforcement agencies to the extent necessary to ensure compliance with all applicable laws, rules and regulations. Dyadic agrees that upon demand, it will (a) disclose to the Company in writing such information with respect to direct and indirect ownership of the Units and the source of funds of Dyadic as the Company deems necessary to comply with (i) provisions of the Code applicable to the Company, (ii) statutory and other generally accepted principles relating to anti-money laundering and anti-terrorist groups (including any requirements imposed under the USA Patriot Act of 2001, as the same may be amended form time to time, and the rules and regulations promulgated thereunder), or (iii) the requirements of any other appropriate domestic or foreign authority and (b) promptly furnish such further information, and execute and deliver such documents, as reasonably may be required in the determination of the Company to comply with, or to confirm compliance with any applicable laws or regulations or other obligations of Dyadic or the Company.

14.    Dyadic acknowledges that it may not cancel, terminate or revoke this Agreement and this Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective heirs, executors, legal representatives, successors and assigns. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought. This Agreement, the Sublicense Agreement and the Operating Agreement contain the entire agreement of the parties with respect to the subject matter hereof, and there are no representations, covenants or other agreements except as stated or referred to herein or therein. In the event of a conflict between this Agreement and the Sublicense Agreement, the Sublicense Agreement shall govern.

15.    Dyadic has not been organized for the purpose of acquiring the Units.

16.    Dyadic agrees not to transfer or assign this Agreement except as may be permitted by law and as permitted under the Operating Agreement.

17.    Dyadic understands that Dyadic may not cancel, terminate or revoke this Agreement or any agreement made by Dyadic hereunder and that this Agreement shall survive Dyadic’s death or disability and shall be binding upon Dyadic’s heirs, executors, administrators, legal representatives, successors and assigns.

18.    This Agreement may be amended only in writing and executed by all parties.

19.    Dyadic understands that this Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware.

20.    Dyadic understands the meaning and legal consequences of this Agreement and agrees to indemnify and hold harmless the Company, the Manager, and each manager, director and

Exhibit 10.1
Execution Version

officer thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of Dyadic contained in this Agreement.

21.    Within ten (10) days after receipt of a written request from the Company, Dyadic agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

22.    Dyadic understands that all notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered or mailed by first-class or certified mail, postage prepaid, addressed (a) if to the Company, to its address set forth on the first page hereof, and to such other person(s) or address(es) as the Company shall have furnished to the other parties hereto in writing; and (b) if to Dyadic, at such address as appears on the records of the Company or at such other address as Dyadic has furnished to the Company in writing.

23.    Dyadic is acquiring the Units as a company.

Name:        Dyadic International Inc.
Attention: Mark Emalfarb as CEO
Telephone:        561-743-8333
Address:        140 Intracoastal Pointe Drive, Suite 404
Jupiter, Florida 33477
EIN:        45-0486747

24.    Under penalties of perjury, Dyadic certifies that:

(a)    The number shown above is Dyadic’s correct Taxpayer Identification Number;

(b)    Dyadic is not subject to backup withholding either because Dyadic has not been notified by the Internal Revenue Service (IRS) that Dyadic is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified Dyadic that Dyadic is no longer subject to backup withholding.

* * *

Exhibit 10.1
Execution Version

IN WITNESS WHEREOF, Dyadic has executed this Agreement on the date first set forth above.

Dyadic International Inc.

By:	/s/Mark Emalfarb
Name: Mark Emalfarb

Title:	CEO

Alphazyme LLC

By: /s/ Christopher Benoit
Name: Christopher Benoit

Title:	CEO and Founder

Exhibit 10.1
Execution Version

Exhibit C

(Complete list of those materials and methods which comprise the C1 technology to be transferred)

1. Strains and constructs:
[***]
2. Growth conditions, strategies, and key metrics
[***]
3. Dyadic SOPs:
[***]

4. Training:
[***]

5. Verification and Validation of Technology:
[***]

6. Facility requirements:
[***]

Exhibit 10.1
Execution Version

Appendix A

The definitions set forth below are derived from the provisions of the Investment Company Act and the rules promulgated thereunder which define “qualified purchaser” as that term is used in Section 3(c)(7) and defined in Section 2(a)(51)(A) of the Investment Company Act. Such definitions are set forth in summary fashion and are qualified in their entirety by reference to the actual definitions set forth in the Investment Company Act and the rules promulgated thereunder. If you have any questions about the applicability or effect of any definition you should refer to the full text of the Investment Company Act and the rules promulgated thereunder and the interpretation thereof by the Securities and Exchange Commission. Please note the “deductions” requirement set forth in item B below when calculating the amount of Investments you hold.
A. “Investments” means:
(1)    Securities (as defined by Section 2(a)(1) of the Act), other than securities of an issuer that controls, is controlled by, or is under common control with you;
(2)    Securities of an issuer that controls, is controlled by or is under common control with you if, and only if, the issuer of such securities is:
(i)    An Investment Vehicle, which is defined to mean an investment company (as defined in Section 3 of the Investment Company Act), a company that would be an investment company but for the exclusions provided by Sections 3(c)(1) through 3(c)(9) of the Investment Company Act or the exemptions provided by Rule 3a-6 or 3a-7 thereunder, or a commodity pool;
(ii)    A Public Company, which is defined to mean a company that files reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or has a class of securities that are listed on a “designated offshore securities market” as such term is defined by Regulation S under the Securities Act; or
(iii)    A company with shareholders’ equity of not less than $50 million (determined in accordance with generally accepted accounting principles) as reflected on the company’s most recent financial statements, provided that such financial statements present the information as of a date within 16 months preceding the date on which the Company’s Units are issued to Dyadic;
(3)    Real estate held for investment purposes, meaning that it is not used by you for personal purposes or as a place of business, or in connection with the conduct of a trade or business; provided that real estate owned by you may be deemed to be held for investment purposes if you are engaged primarily in the business of investing, trading or developing real estate;

Exhibit 10.1
Execution Version

(4)    Commodity Interests (which is defined under Rule 2a51-1 of the Investment Company Act to mean commodity futures contracts, options on commodity futures contracts and options on physical commodities traded on or subject to the rules of (i) any contract market designated for trading such transactions under the Commodity Exchange Act or (ii) any board of trade or exchange outside the United States, as contemplated in Part 30 of the rules under the Commodity Exchange Act) held for investment purposes;
(5)    Physical Commodities (which is defined under Rule 2a51-1 of the Investment Company Act to mean any physical commodity with respect to which a Commodity Interest is traded on a market specified in A(4) above) held for investment purposes;
(6)    To the extent not securities, financial contracts (as such term is defined in Section 3(c)(2)(B)(ii) of the Securities Act) entered into for investment purposes;
(7)    In the case of a prospective qualified purchaser that is a company that would be an investment company but for the exclusion provided by Section 3(c)(1) or Section 3(c)7) of the Investment Company Act, or a commodity pool, any amounts payable to such prospective qualified purchaser pursuant to a firm agreement or similar binding commitment pursuant to which a person has agreed to acquire an interest in, or make capital contributions to, the prospective qualified purchaser upon the demand of the prospective qualified purchaser; and/or
(8)    Cash and cash equivalents (including foreign currencies) held for investment purposes. For purposes of this section, cash and cash equivalents include:
(i)    Bank deposits, certificates of deposit, bankers acceptances and similar bank instruments held of investment purposes; and
(ii)    The net cash surrender value of an insurance policy.
B. Deductions. In determining whether you are a qualified purchaser you must deduct from the amount of your Investments the amount of any outstanding indebtedness incurred to acquire or for the purpose of acquiring the Investments.
C. Joint Investments. In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s Investments any Investments held jointly with such person’s spouse, or Investments in which such person shares with such person’s spouse a community property or similar shared ownership interest. In determining whether spouses who are making a joint investment in a Section 3(c)(7) company are qualified purchasers, there may be included in the amount of each spouse’s Investments any Investments owned by the other spouse (whether or not such Investments are held jointly). In each case, there shall be deducted from the amount of any such Investments the amounts specified in item (B) above incurred by each spouse.
D. Certain Retirement Plans and Trusts. In determining whether a natural person is a qualified purchaser, there may be included in the amount of such person’s Investments any Investments held in an individual retirement account or similar account the Investments of which are directed by and held for the benefit of such person.